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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): October 15, 2004


                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                    0-20421                  84-1288730

(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)          Identification No.)



                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (720) 875-5400

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

/ / Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Robert R. Bennett, President and Chief Executive Officer of Liberty Media Corporation (the "Company"), has been granted two separate deferred compensation awards.

         1. July 1, 2004 Award: As of October 15, 2004, the Compensation Committee of the Board of Directors of the Company awarded Mr. Bennett an annual bonus to be paid in the form of a deferred compensation arrangement. Pursuant to this arrangement, the Company agreed to credit $1,000,000 to an account in the name of Mr. Bennett, as of July 1, 2004, and to credit the account, on a quarterly basis thereafter, with an 8% per annum investment return, compounded quarterly. The amount in the account is payable to Mr. Bennett upon certain triggering events.

         2. July 1, 2005 Award: As part of Mr. Bennett's 2005 annual compensation package, the Compensation Committee of the Board of Directors of the Company approved, as of November 10, 2004, a performance-based deferred compensation arrangement for the benefit of Mr. Bennett, pursuant to which, subject to the achievement of at least one of the financial targets described below, the Company will credit, as of July 1, 2005, the sum of $1,000,000 to an account in the name of Mr. Bennett and will credit the account, on a quarterly basis thereafter, with an 8% per annum investment return, compounded quarterly. The amount in the account is payable to Mr. Bennett upon certain triggering events. This deferred compensation arrangement will be implemented if (1) the Company's consolidated operating cash flow for the four quarters ending June 30, 2005 equals or exceeds 105% of the Company's consolidated operating cash flow for the four quarters ended June 30, 2004, or (2) the average closing sale price of the Company's Series A common stock for any ten consecutive trading days during the two quarters ending June 30, 2005 equals or exceeds 110% of the average closing sale price of the Company's Series A common stock for the month of October 2004.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LIBERTY MEDIA CORPORATION



Date: December 7, 2004             By: /s/ Christopher W. Shean
                                       ------------------------
                                   Name:  Christopher W. Shean
                                   Title: Senior Vice President and Controller